UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2008

Conversion Services International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30420	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 - Transfer of Listing

On August 14, 2008, Conversion Services International, Inc. (“the Company”) submitted to the American Stock Exchange notice of its intent to voluntarily discontinue trading of its common stock, par value $0.001 per share, from the American Stock Exchange (“AMEX”). The Company expects no change to its public reporting and plans to continue to file all reports with the SEC as required by the Securities Exchange Act of 1934, including quarterly and annual reports, and its common stock is expected in the ordinary course to be included for quotation on the OTC Bulletin Board.

CSI will announce its new trading symbol and effective date of trading on the OTC Bulletin Board when received. A copy of the Company’s Press Release, dated August 14, 2008 is filed herewith.

Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report:
99.1	Press release dated August 14, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION SERVICES INTERNATIONAL, INC.

August 14, 2008	By:	/s/ William B. Hendry
Name: William B. Hendry
Title: Chief Financial Officer